EXHIBIT 10.6

EXECUTION VERSION

SECURITY AGREEMENT SUPPLEMENT
SECURITY AGREEMENT SUPPLEMENT dated as of July 27, 2016, between MOUNTAIN STATE CARBON, LLC, a Delaware limited liability company (the “Grantor”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).
WHEREAS, pursuant to a Security Agreement dated as of June 20, 2016 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, the other Grantors party thereto and the Collateral Agent, the Grantor has secured the Secured Obligations by granting to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in certain personal property of the Grantor;
WHEREAS, the Grantor desires to become a party to the Security Agreement as a “Grantor” thereunder; and
WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Grant of Transaction Liens. (a) In order to secure the Secured Obligations, the Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in and to all of the Grantor’s right, title and interest in and to all of the following, whether now owned or hereafter acquired by the Grantor, wherever located and whether now or hereafter existing or arising (hereinafter collectively referred to as the “Collateral”):

(i)    all Equipment;

(ii)    the Grantor’s interest in (x) the Collateral Proceeds Account; (y) all cash monies, investment property, instruments and financial assets held in the Collateral Proceeds Account; and (z) all Cash Proceeds, whether or not held in the Collateral Proceeds Account; and
(iii)    all books and records (including computer materials and records) of the Grantor pertaining to any of its Collateral); and

(iv)    all Proceeds of the Collateral described in the foregoing clauses (i) through (iii);

provided that, notwithstanding the foregoing or anything herein to the contrary, in no event shall the New Collateral include, or the security interest attach to, any Excluded Property; provided, however, the security interests and Liens granted hereunder shall attach to, and the “Collateral” shall automatically include any asset or property of a Grantor that ceases to be Excluded Property, without further action by any Grantor or Secured Party. It is understood and agreed that the Collateral will not include any ABL Collateral.

(b)    The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

2.Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Agent, the Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.

3.Representations and Warranties. (a) The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in the Perfection Certificate.
(b)    The Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof in all material respects.

(c)    The execution and delivery of this Security Agreement Supplement by the Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable material law or regulation or of its organizational documents, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(d)    The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e)    Each of the representations and warranties set forth in Sections 3, 4, 5 and 6 of the Security Agreement is true as applied to the Grantor and the New Collateral as of the date hereof. For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Security Agreement Supplement.

4.Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

MOUNTAIN STATE CARBON, LLC
By:	/s/ Joseph C. Alter
	Name:	Joseph C. Alter
	Title:	Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ William E. Sicking
	Name:	William E. Sicking
	Title:	Vice President & Trust Officer

[Signature Page to Security Agreement Supplement]

Schedule I
to Security Agreement
Supplement

LOCATIONS OF EQUIPMENT

Grantor	Address	County	State
Mountain State Carbon, LLC	1851 Main Street	Brooke	West Virginia
Mountain State Carbon, LLC	Steubenville (Pump house)	Jefferson	Ohio